Exhibit 107
CALCULATION OF FILING FEE TABLE

FORM S-8
(Form Type)

RYDER SYSTEM, INC.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee
Equity	Common Stock, $.50 par value, to be issued pursuant to the Amended and Restated 2019 Equity and Incentive Compensation Plan	Rule 457(c) and Rule 457(h)	2,875,000	$80.14	$230,402,500	0.00011020	$25,390.36
Total Offering Amount					$230,402,500		$25,390.36
Total Fee Offsets							-
Net Fee Due							$25,390.36

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(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall be deemed to cover such additional shares of common stock of Ryder System, Inc., (the “Common Shares”) as may be issued pursuant to the provisions of the Ryder System, Inc. Amended and Restated 2019 Equity and Incentive Compensation Plan, dated May 5, 2023.
(2)	Estimated solely for purposes of calculating the registration fee pursuant to Rules 457 (c) and (h) of the Securities Act on the basis of the average of the high and low prices of the ordinary shares on the New York Stock Exchange on May [15], 2023, which date is within five business days prior to the filing of the Registration Statement to which this exhibit is attached.